Exhibit 23.1

KPMG LLP

Suite 1400
2323 Ross Avenue
Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-236876) on Form S-3 of our reports dated February 23, 2023, with respect to the consolidated financial statements and financial statement schedule III of NexPoint Residential Trust, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas
February 23, 2023